Exhibit 99.1

FOR IMMEDIATE RELEASE

ENVESTNET ANNOUNCES AGREEMENT TO ACQUIRE FUNDQUEST Inc.,

THE US ACTIVITIES OF FUNDQUEST

CHICAGO – August 5, 2011 – Envestnet, Inc. (NYSE: ENV), a leading provider of integrated wealth management solutions for financial advisors, announced today that it has entered an agreement to acquire FundQuest Inc., BNP Paribas’ US provider of TAMP solutions. The Boston-based firm had approximately $15 billion in assets under management and administration as of June 30, 2011.

In 2010, Envestnet and FundQuest Inc. entered into a Platform Services Agreement under which Envestnet agreed to provide Envestnet’s leading wealth management platform to FundQuest Inc. clients, which has been fully implemented. This acquisition will enable the combined firm to build upon this platform and offer more efficient and integrated wealth management solutions.

The acquisition of FundQuest Inc. extends and expands Envestnet’s mission to provide tools and solutions that positively impact investing and practice management for their end clients. FundQuest Inc. and Envestnet clients will immediately benefit from the powerful combination of the two firms’ investment management and research teams, sales teams, and tighter integration between the sales and product development teams.

“FundQuest Inc. has dedicated itself to delivering proven solutions and exceptional support to their clients,” said Jud Bergman, Chairman, Founder and CEO of Envestnet. “We are eager to build upon FundQuest Inc.’s track record and deliver even better solutions for our expanded client base, empowering more advisors to achieve excellence in performance and client service.”

“Envestnet and FundQuest US formed a strategic partnership in February 2010. This cooperation has been very efficient and has created positive added value for both companies. The sale of FundQuest US to Envestnet is a natural extension of the initial partnership and will provide FundQuest US clients with an extended service,” said Charlotte Dennery, CEO of FundQuest.

“Joining Envestnet will enable us to streamline the service model to our client base and enhance our investment management product offering by combining Envestnet’s impressive universe of products and managers with FundQuest’s innovative due diligence and customization capabilities,” said Lincoln Ross, President and CEO of FundQuest Inc.

Since its founding in 1993, FundQuest Inc. has provided managed account programs, overlay portfolio management, mutual funds, institutional asset management and investment consulting to registered investment advisors, independent advisors, broker-dealers, banks and trust organizations.

Under the terms of the agreement, Envestnet will pay approximately $24.4 million in cash for all of the outstanding shares of FundQuest Inc., subject to certain post-closing adjustments. Envestnet will fund the acquisition with available cash. The acquisition is subject to customary closing conditions, including third-party consents, and is expected to be completed during the fourth quarter of 2011. Upon closing, the Platform Services Agreement will be terminated. FundQuest Inc.’s assets are currently classified as assets under administration on the Envestnet platform. Upon closing of the acquisition, approximately $6 billion of FundQuest Inc.’s assets will be reclassified to assets under management for Envestnet.

ABOUT ENVESTNET (NYSE: ENV)

Envestnet, Inc. is a leading provider of technology-enabled wealth management solutions to financial advisors. Envestnet’s technology is focused on addressing financial advisors’ front-, middle- and back-office needs. Envestnet is headquartered in Chicago with offices in Boston, Denver, New York, Silicon Valley and Trivandrum, India. For more information on Envestnet, Inc. please go to www.envestnet.com.

ABOUT FUNDQUEST INC.

FundQuest Incorporated is a registered investment advisor based in Boston, MA. FundQuest Inc. is a leading provider of managed account programs, overlay portfolio management, mutual funds, institutional asset management, and investment consulting to RIAs, independent advisors, broker-dealers, banks, and trust organizations. FundQuest Inc.’s services are employed by more than 100 financial advisory firms. Since 1993, FundQuest Inc. has delivered innovative and flexible open architecture investment solutions. For more information about FundQuest Inc., please visit www.fundquest.com/usa.

FundQuest Inc. distinguishes itself from the FundQuest businesses in Europe (France and the United Kingdom) by its focus on TAMP (Turnkey Asset Management Provider), whereas the European businesses are more focused on advisory and funds of funds management. This transaction will have no impact on the European activities of the FundQuest businesses.

FundQuest Inc. is part of BNP Paribas Investment Partners which has assets under management and advice of $777 billion (June 30, 2011). FundQuest Inc. and BNP Paribas Investment Partners are both part of BNP Paribas, one of the world’s largest financial services firms, which has been named one of the most stable global financial institutions by Global Finance magazine.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the

Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release. For example, the Company’s forward-looking statements related to FundQuest Inc. and the anticipated acquisition could prove incorrect if the transaction were to not close, if FundQuest Inc. were to perform differently than currently expected by the Company or if anticipated benefits of the transaction are not realized. More generally, potential risks, uncertainties and other factors relating to the Company’s business include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release is as of August 5, 2011 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

For more information about Envestnet:

Media	Investors
Jami Schlicher, JCPR	Investor Relations
(973) 850-7309	(312) 827-3940
jschlicher@jcprinc.com	investor.relations@envestnet.com

For more information about FundQuest Inc.:

Cesaltine Gregorio, Head of Media Relations – BNP Paribas Group US

(212) 841-3719

cesaltine.gregorio@us.bnpparibas.com

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